                                                                    Exhibit 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer -- Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.



                                                                   Give the
                                                                SOCIAL SECURITY
                  For this type of account:                       number of--
------------------------------------------------------------- --------------------
 1. An individual's account                                   The individual

 2. Two or more individuals (joint                            The actual owner of
    account)                                                  the account or, if
                                                              combined funds, any
                                                              one of the
                                                              individuals (1)

 3. Husband and wife (joint                                   The actual owner of
    account)                                                  the account or, if
                                                              joint funds, either
                                                              person (1)

 4. Custodian account of a minor                              The minor (2)
    (Uniform Gift to Minors Act)

 5. Adult and minor (joint                                    The adult or, if the
    account)                                                  minor is the only
                                                              contributor, the
                                                              minor (1)

 6.Account in the name of                                     The ward, minor,
   guardian or committee for a                                or incompetent
   designated ward, minor, or                                 person (3)
   incompetent person

 7.  a. Theusual revocable                                    The grantor-
           savings trust account                              trustee (1)
           (grantor is also trustee)
    b. So-calledtrust account that                            The actual owner (1)
                is not a legal or valid trust
                under State law

 8. Sole proprietorship account                               The owner (4)


                                                        Give the
                                                        EMPLOYER
                                                     IDENTIFICATION
               For this type of account:              number of--
        ---------------------------------------- ----------------------
         9. A valid trust, estate, or            The legal entity (Do
            pension trust                        not furnish the
                                                 identifying number
                                                 of the personal
                                                 representative or
                                                 trustee unless the
                                                 legal entity itself is
                                                 not designated in the
                                                 account title.) (5)

        10. Corporate account                    The corporation

        11. Religious, charitable, or            The organization
            educational organization
            account

        12. Partnership account held in          The partnership
            the name of the business

        13. Association, club, or other          The organization
            tax-exempt organization

        14. A broker or registered               The broker or
            nominee                              nominee

        15. Account with the Department          The public entity
            of Agriculture in the name of
            a public entity (such as a State
            or local government, school
            district, or prison) that
            receives agricultural program
            payments

--------
(1)List first and circle the name of the person whose number you furnish.
(2)Circle the minor's name and furnish the minor's social security number.
(3)Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.
(5)List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    Page 2

Obtaining a Number

If you don't have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

  . A corporation.
  . A financial institution.
  . An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2).
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under Section 584(a).
  . An entity registered at all times under the investment Company Act of 1940. . A foreign central bank of issue.
  . A futures commission merchant registered with the Commodity Futures Trading
    Commission.
  . A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under section 1441.
  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under
    Section 852).
  . Payments described in Section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under Section 1451.
  . Payments made by certain foreign corporations.
  . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041(A)(a), 6045, and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.